CARTESIAN *Royalty Holdings*
10 Changi Business Park Central 2, #05-01
Hansapoint @CBP
Singapore (486030)

Agreement date: February 9, 2018
Effective date: February 1, 2018

To:

Alaska Gold Torrent LLC.
c/o Stoel Rives LLP
510 L Street, Suite 500
Anchorage, AK 99501-1959

with a copy to:

Gold Torrent Inc.
960 S Broadway, Suite 530
Boise, Idaho 83606

Attention: Daniel Kunz
By email: dan.kunz@goldtorrentinc.com

From:

CRH Funding II Pte. Ltd.
10 Changi Business Park Central 2
#05-01 Hansapoint @ CBP
Singapore 486030

Dear Sirs:

We refer to the Gold and Silver Prepayment Agreement (the "**GSPA**") dated February 13, 2017, as between Alaska Gold Torrent LLC (the "**Company**") and CRH Funding II Pte. Ltd. ("**CRH**").

This letter agreement ("**Letter Agreement**") set outs the understanding between the Company and CRH with respect to certain obligations of the Company and CRH in connection with the GSPA.

This Letter Agreement, when signed by each of the Company and CRH, shall constitute a legally binding agreement between the parties.

For good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged by the undersigned, the terms of this Letter Agreement are as follows:

1. The Company agrees and confirms to CRH the following (collectively, the "**Company Commitments**"):

    (a) This Letter Agreement shall be treated as a written amendment of the GSPA to do the following:

        (i) Add a new defined term "**Required Capital**" in Definitions in Section 1.1 as follows:

"**Required Capital**" means the amount of capital that the Seller is raising to complete the construction and development of the Project to Commercial Production. At the time of the Second Tranche Closing Date, the required capital shall be US$10 million, or greater amount, as determined by the Company, or stated in the updated preliminary feasibility analysis that the Company is currently conducting.

(ii) Add an additional condition to Conditions Precedent to Advance of Second Tranche in Favour of the Purchaser in Section 3.6. New condition (g) shall read:

(g) The Seller shall have raised the Required Capital and have received the full amount of such Required Capital in escrow or in cash, and be in compliance with all conditions in related subscription agreements, subscription receipts agreements, and subscription receipt certificates.

(iii) Amend the definition of subpart (i) of Payable Minerals to read as follows:

(i) Commencing as of the First Delivery Date, a percentage, equal to the First Step Royalty Rate, of the Produced Minerals contained in a Lot in respect of which Lot any Seller Group Entity receives an Offtaker Settlement, until such time that Seller has delivered a cumulative total of 23,000 Gold Equivalent Ounces to Purchaser.

(iv) Add a new defined term "**First Step Royalty Rate**" in Definitions in Section 1.1 as follows:

"**First Step Royalty Rate**" means, on production through May 31, 2019, the percentage determined by the month in which the Seller reaches Commercial Production, based on the following schedule:

14% if Seller reaches Commercial Production before November 30, 2018;

15% if Seller reaches Commercial Production in December 2018;

16% if Seller reaches Commercial Production in January 2019;

17% if Seller reaches Commercial Production in February 2019;

18% if Seller reaches Commercial Production in March or April 2019;

19% if Seller reaches Commercial Production in May 2019;

20% if Seller reaches Commercial Production in June 2019 or later;

And on production after May 31, 2019 and before the Seller has delivered 23,000 Gold Equivalent Ounces to the Purchaser, the percentage that is the greater of 18% or the percentage determined in the schedule above."

For the avoidance of doubt, the definition of Payable Minerals (ii) and (iii) shall remain unchanged. For clarity, royalty rate on production after the First Delivery Date and before Commercial Production would remain 18%.

(v) Add an additional condition to Seller Events of Default in Section 10.1. New condition (bb) shall read:

(bb) the Seller has not reached Commercial Production by May 31, 2019; or after which date, fails for two consecutive months to maintain Commercial Production.

2. In consideration for the Company agreeing to the Company Commitments, CRH agrees and confirms to the Company the following (the "**CRH Commitment**"):

(a) CRH approves the Subsequent Program and Budget that Daniel Kunz emailed to Dylan Avery on December 7, 2017 with the filename "Preliminary Forecast of PFS Update Dec 7 – including Inferred Resources.xlsx"

General

3. The GSPA shall continue in full force and effect, unamended, save and except as varied by this Letter Agreement.

4. Except as expressly specified in this Letter Agreement, nothing in this Letter Agreement:

(a) prejudices or adversely affects any right, power or remedy arising under; or

(b) discharges, releases or otherwise affects any liability or obligation arising under the GSPA.

5. This Letter Agreement shall be governed and construed in accordance with the laws of the state of New York, and the parties agree to irrevocably submit to the exclusive jurisdiction of the courts of New York with respect to any matter arising hereunder or relating hereto.

6. This Letter Agreement may be executed electronically and in any number of counterparts and all those counterparts shall together constitute one and the same instrument.

Please confirm your acceptance of the terms of this Letter Agreement by executing and dating a duplicate of this letter where indicated below and returning it to us.

Yours faithfully,

Andrew Wehrley
Director
For and on behalf of CRH

This Letter Agreement is hereby accepted by Alaska Gold Torrent LLC as of the 9th day of February, 2018.

Alaska Gold Torrent LLC

By: [signature]

Daniel Kunz